UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2019

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2019, the Board of Directors (the “Board”) of Heat Biologics, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”), effective immediately. The Bylaws include the following amendments:

Section 2.5 has been amended to provide for additional forms of notice, including electronic mail.

Section 2.10 has been amended to provide that all elections and questions of stockholders at stockholder meetings (other than the election of directors) shall, unless otherwise provided by law, the Company’s certificate of incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. The prior provision required the affirmative vote of holders having a majority of the shares present in person or represented by proxy and entitled to vote thereon (abstentions would have the same effect as votes against).

Section 2.14 has been amended to add language to provide that the number of nominees a stockholder may nominate for election at the annual meeting or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

Section 4.6 has been amended to provide that the directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business by the Board. The prior provision provided a majority of directors in office shall constitute a quorum for the transaction of business by the Board.

Sections 7.1 and 7.2 have been amended to, among other things, to update the indemnity provision in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and to limit mandatory indemnification and advancement of expenses to present and former officers and directors. The prior provision provided mandatory indemnification and advancement of expenses to employees or agents in addition to directors and officers.

Section 8.9 has been amended to add a sentence to the end thereof that such Section 8.9, which sets forth provisions relating to forum selection, will not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

The Bylaws also include certain technical, conforming, modernizing and clarifying changes. The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Heat Biologics, Inc. dated as of October 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2019	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer